UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 21, 2016 (December 20, 2016)

____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 338-9119
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2016, the Board of Directors ("Board") of National Instruments Corporation ("NI"), appointed John C. Roiko as Interim Chief Financial Officer of NI, effective January 1, 2017.  Mr. Roiko, age 59, joined NI as worldwide Corporate Controller in 1998 and has served as Vice President ("VP") of Finance since 2008.  As VP of Finance, Mr. Roiko is responsible for the strategy and execution of NI's worldwide finance operations including financial planning and reporting, foreign exchange hedging, acquisition analysis and integration, corporate taxation, manufacturing support, and company-wide financial support.

Prior to joining NI, Mr. Roiko worked as a product line controller for the defense division at Honeywell before moving to Emerson Process Management as the North Americas accounting manager. Mr. Roiko then pursued start-up opportunities as the Chief Financial Officer for Columbia Scientific and director of accounting for Arrowsmith Technologies. Mr. Roiko holds a bachelor's degree in finance with a minor in accounting from St. Cloud State University and a master's degree from Minnesota State University.  There are no family relationships between Mr. Roiko and any director or executive officer of NI, and Mr. Roiko has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ DAVID G. HUGLEY
David G. Hugley Vice President & General Counsel; Secretary

Date:  December 21, 2016